Foreland Corporation



                                      and



                        Atlas Stock Transfer Corporation



                                as Warrant Agent





                               Warrant Agreement

                          Dated as of January 1, 1997





                               WARRANT AGREEMENT


     THIS WARRANT AGREEMENT (this "Agreement") is entered into as of the 1st day of January, 1997, by and between FORELAND CORPORATION, a Nevada corporation (the "Company"), and ATLAS STOCK TRANSFER CORPORATION, a securities transfer agency incorporated under the laws of the state of Utah, as warrant agent (the "Warrant Agent").

                                    Premises

     A. The Company is conducting a public offering pursuant to a registration statement on form S-2 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Securities Act"), of various securities, including up to 414,000 redeemable common stock purchase warrants (the "N Warrants"). The N Warrants are offered hereby to those persons who are holders of record of the Company's common stock purchase warrants that expired on December 31, 1996 (the "L Warrants"), at the rate of one N Warrant for each three L Warrants held (to give effect to a 3-to-1 reverse stock split of the Common Stock effective June 15, 1996). Each N Warrant entitles the holder to purchase one share of common stock, par value $0.001 per share (the "Common Stock"), of the Company at any time through December 31, 1998, at a purchase price of $12.00 per share. This Agreement governs the N Warrants, including the issuance, exercise, and redemption of such N Warrants, and the rights and obligations of the holders thereof. The shares of Common Stock issuable on exercise of the N Warrants are collectively referred to herein as the "Warrant Shares."

     B. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act in connection with the issuance, division, transfer, exchange, and exercise of the N Warrants.


                                   Agreement

     In consideration of the foregoing and for the purpose of defining the terms and provisions of the N Warrants and the respective rights and obligations thereunder of the Company and the registered owners and the N Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

     1.   Appointment of Warrant Agent.  The Company hereby appoints the Warrant

Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

     2.   Transferability and Form of N Warrant.

          2.1 Registration. The N Warrants shall be designated by class and numbered and shall be registered in registers as they are issued. The Company and the Warrant Agent shall be entitled to treat the Holder of any N Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such N Warrant on the part of any other person, and shall not be liable for any registration or transfer of N Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that the Warrant Agent participation therein amounts to bad faith.

          2.2 Transfer. N Warrants shall be transferable only on the books of the Company maintained at the principal office of the Warrant Agent in the city of Salt Lake City, state of Utah, on delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians, or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. On any registration of transfer, the Warrant Agent shall countersign and deliver a new N Warrant or N Warrants to the person entitled thereto.

          2.3 Form of N Warrants. N Warrants, including the form of election to purchase shares, shall be represented by certificates in substantially the form set forth as Exhibit "A", which is attached hereto and incorporated herein by reference. The price per Share and the number of Warrant Shares issuable on exercise of N Warrants are subject to adjustment on the occurrence of certain events, all as hereinafter provided. The N Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future president or vice-president of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future secretary or assistant secretary of the Company. N Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either on initial issuance or on division, exchange, substitution, or transfer.

     3. Countersignature of N Warrants. The N Warrants shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. N Warrants may be countersigned by the Warrant Agent (or by its successor as warrant agent) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appearing thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance, or delivery. The Warrant Agent shall, on written instructions of the president or the secretary of the Company, countersign, issue, and deliver N Warrants entitling the Holders thereof to purchase not in excess of 414,000 Warrant Shares.

     4. Exchange of N Warrants. The N Warrants may be exchanged for another N Warrant or L Warrants of the same class entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the N Warrant surrendered then entitle the Holder to purchase. Any Holder of a Warrant desiring to exchange N Warrants shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, the N Warrants to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto an N Warrant of the same class as so requested.

     5. Term of N Warrants; Exercise of N Warrants. Each Holder of the N Warrants shall have the right, which may be exercised for a period commencing on the effective date of the Registration Statement, and ending at 11:59 p.m. Mountain Time, on December 31, 1998, subject to earlier termination of called for redemption as provided herein, to purchase from the Company one fully paid and nonassessable Warrant Share for each N Warrant held at the warrant price as set forth in sections 9 and 10 hereof (the "Warrant Price"), subject to the conditions set forth in this Agreement. If the N Warrant is not exercised during the exercise period set forth herein, it shall expire.

     The Warrant Shares shall be issuable on exercise of the N Warrants on surrender to the Company at the principal office of the Warrant Agent in Salt Lake City, Utah, with the form of election to purchase on the reverse thereof duly completed and signed, and on payment to the Warrant Agent for the account of the Company of the Warrant Price for the number of Warrant Shares then exercised. Payment of the Warrant Price shall be made in cash or by cashier's check or by collection of checks or drafts. Subject to subsections 5.1 and 5.2 of this section, on such surrender of N Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or on the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased on the exercise of such N Warrants. No fractional Warrant Shares shall be issuable on such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such N Warrants and payment of the Warrant Price, as aforesaid; provided, however, that if, at the date of surrender of such N Warrants and payment of such Warrant Price, the transfer books for the Warrant Shares on the exercise of such N Warrants shall be closed, the certificates for the Warrant Shares in respect of which such N Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before of after expiration of the exercise period) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than 60 days. The right of purchase represented by the N Warrants shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that any N Warrant is exercised in respect of less than all of the Warrant Shares specified therein at any time prior to the date of expiration of the N Warrants, a new N Warrant or N Warrants of the same class will be issued for the remaining number of Warrant Shares, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new N Warrants pursuant to the provisions of this section and of section 3 hereof. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with N Warrants duly executed on behalf of the Company for such purpose.

          5.1 The N Warrants may not be exercised by the Holders in the absence of a current registration statement under the Securities Act and registration or qualification under applicable state securities laws pertaining to the Warrant Shares. The Company shall use its best efforts to maintain the effectiveness of its current registration statement filed pursuant to the Securities Act to register the Warrant Shares issuable on exercise of the N Warrants.

          5.2 In connection with the Registration Statement under this section, the Company covenants and agrees to take all necessary action which may be required in qualifying or registering the Warrant Shares and N Warrants included in a registration statement or post-effective amendment for the offer and sale under the securities or blue sky laws of such state as requested by the Holders; provided, that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. Holders who reside in any state where the Company cannon, with the exercise of reasonable diligence and without consenting to general service of process, obtain qualification for the exercise of the N Warrants and the issuance of the Warrant Shares may not, as a result thereof, be able to exercise their N Warrants, and the Company is under no obligation to make such exercise possible in such circumstances. In the event that the company determines to proceed with the qualification of the exercise of the N Warrants and the issuance of the Warrant Shares under the securities laws of a particular state, then the exercise of the N Warrants shall not be effective and the Warrant Shares shall not be issued until such qualification become effective. The costs of obtaining such state qualification shall be borne by the Company.

          5.3 The Company shall promptly notify the Warrant Agent of the date on which the effectiveness of the Registrations Statement or the qualification or registration of the Warrant Shares under the securities laws of any state shall terminate. The Company shall not issue any Warrant Shares with respect to any N Warrant surrendered for exercise unless such N Warrants are surrendered and received by the Warrant Agent during a period that a registration statement is effective. Furthermore, the Company shall not issue any Warrant Shares on the exercise of any N Warrants received from a Holder who is a resident of a state with respect to which the Warrant Shares issuable on exercise of the N Warrants are not qualified or registered.

     6. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares issuable on the exercise of the N Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect to the issuance or delivery of any N Warrants or certificates for Warrant Shares involving a transfer of record or beneficial ownership.

     7. Mutilated or Missing N Warrants. In case any certificate representing the N Warrants is mutilated, lost, stolen, or destroyed, the Company may at its discretion issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and on cancellation of the mutilated N Warrant, or in lieu of and substitution for the N Warrant lost, stolen, or destroyed, a new warrant of like class and tenor and representing an equivalent right or interest, but only on receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft, or destruction of such N Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute N Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     8.   Reservation of Warrant Shares; Redemption of N Warrants.

          8.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the outstanding N Warrants, assuming exercise of all N Warrants. The transfer agent for the Warrant Shares and every subsequent transfer agent for any Warrant Shares issuable on the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized and unissued Warrant Shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent for the Warrant Shares and with every subsequent transfer agent for any Warrant Shares of the Company's capital stock issuable on the exercise of the rights of purchase represented by the N Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding N Warrants on exercise thereof in accordance with the terms of this Agreement. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in section 11 hereof. All N Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company. Promptly after the date of expiration of the N Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of N Warrants then outstanding, and thereafter no Warrant Shares shall be subject to reservation in respect of such N Warrants.

          8.2 Redemption of N Warrants by the Company. The N Warrants are subject to redemption by the Company at a price of $0.10 per N Warrant on 30 days written notice to the Holders if the average closing bid price for the Common Stock as reported on Nasdaq is at least equal to the Warrant Price for 20 consecutive trading days ending within 10 days preceding the date of the notice of redemption or, if not quoted on Nasdaq or listed on an exchange, as reported on the Electronic Bulletin Board maintained by the NASD or, if not on the Electronic Bulletin Board, any other reliable medium of quotation. N Warrants may be exercised during the 30 day period after such notice of redemption has been given but, if not exercised, shall thereafter be redeemed. A registration statement and state qualifications as required by subsections 5.1 through 5.3 must be effective prior to the notice of redemption.

          8.3 Redemption Procedure. Redemption of the N Warrants pursuant to the provisions of subsection 8.2 shall be made in the following manner:

               (a) The Company shall notify the Warrant Agent of its intention to redeem the N Warrants at a price of $0.10 per N Warrant. On receipt of such notice, the Warrant Agent shall promptly notify the Company of the number of N Warrants outstanding as of the most recent practicable date. Within five business days following the receipt of such information from the Warrant Agent, the Company and the Warrant Agent shall jointly establish a bank account at a bank acceptable to both the Company and the Warrant Agent (the "Redemption Account") in which the Company shall from time to time deposit the funds as may be required during the redemption period to redeem the number of N Warrants that have been tendered for redemption.

               (b) The Company shall prepare a notice of redemption and cause it to be delivered to the Holders in the manner provided in section 18 hereto.

               (c) Such notice shall state that the N Warrants will be automatically redeemed 30 days from the date of such notice unless earlier exercised in accordance with their terms. Each Holder of the N Warrants subject to redemption remaining unexercised after the expiration of the 30 day period shall be required to tender the redeemed N Warrants, duly endorsed, to the Warrant Agent in exchange for payment of the redemption price. On such surrender of redeemed N Warrants, a check drawn on the Redemption Account shall be issued and delivered with all reasonable dispatch to, or on the written order of, the Holder and in such name or names as the Holder may designate.
          From and after the expiration of the 30 day period, the N Warrants subject to redemption shall be of no further force and effect, and shall represent only the interest of the Holder in the funds deposited in the Redemption Account for redemption of such N Warrants.

               (d) The Warrant Agent shall periodically, but not less frequently than monthly, provide to the Company an accounting of the N Warrants tendered for redemption and the funds disbursed from the Redemption Account pursuant thereto. The Redemption Account shall be closed 120 days following the expiration of the 30 day notice period specified in paragraph (c) of this subsection 8.3, and all funds remaining in said account will be returned to the Company, together with a complete accounting of the N Warrants redeemed and a list of all such N Warrants remaining unexercised and not returned to the Company for redemption. Any N Warrants received by the Warrant Agent subsequent to closing the Redemption Account will be promptly delivered to the Company. The Company shall pay all costs associated with establishing and maintaining the Redemption Account, including the costs of issuing any checks.

          8.4 Cancellation of N Warrants. In the event the Company shall acquire N Warrants, the same shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall cancel any N Warrant surrendered for exchange, substitution, transfer, or exercise in whole or in part.

     9. Warrant Price. The exercise price to acquire Warrant Shares issuable on exercise of the N Warrants shall be $12.00 per share (the "Warrant Price"). The Warrant Price shall be subject to adjustment pursuant to section 10 hereof.

     10.  Adjustment of Warrant Price and Number of Warrant Shares.

          10.1 Adjustments. The number of Warrant Shares issuable on the exercise of each N Warrant and the Warrant Price shall be subject to adjustment as follows:

               (a) In case the Company shall (i) pay a dividend in Common Stock or securities convertible into Common Stock or make a distribution in Common Stock or securities convertible into Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of Warrant Shares issuable on exercise of each N Warrant immediately prior thereto shall be adjusted so that the Holder of each N Warrant shall be entitled to receive on exercise the kind and number of Warrant Shares of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such N Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date for such event.

               (b) No adjustment in the number of Warrant Shares issuable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable on the exercise of each N Warrant; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

               (c) Whenever the number of Warrant Shares issuable on the exercise of each N Warrant is adjusted, as herein provided, the Warrant Price payable on exercise of each N Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable on the exercise of each N Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares so issuable immediately thereafter.

               (d) Whenever the number of Warrant Shares issuable on the exercise of each N Warrant or the Warrant Price is adjusted, as herein provided, the Company shall cause the Warrant Agent to promptly mail by first class mail, postage prepaid, to each Holder of N Warrants notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the board of directors of the Company (which may be the regular accountants employed by the Company) setting forth the number of Warrant Shares issuable on the exercise of each N Warrant and the Warrant Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, in the absence of manifest error, shall be conclusive evidence of the correctness of adjustment. The Warrant Agent shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder of N Warrants desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders of N Warrants to determine whether any facts exist which may require any adjustment of the Warrant Prices or the number of Warrant Shares issuable or other securities purchasable or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

               (e) For the purpose of this subsection 10.1, the term "Common Stock" shall mean (i) the class of stock designated as the common stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders of N Warrants shall become entitled to purchase any securities of the Company other than Warrant Shares, thereafter the number of such other securities so purchasable on exercise of each N Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (a) through (d), inclusive, above, and the provisions of section 5 and subsections 10.2 through 10.5, inclusive, with respect to the Warrant Shares shall apply on like terms to any such other securities.

          10.2 No Adjustments for Dividends. Except as in subsection 10.1, no adjustment in respect of any dividends shall be made during the term of the N Warrants or on the exercise of N Warrants

          10.3 No Adjustment in Certain Cases.  No adjustments shall be made:

               (a) In connection with the issuance of any Warrant Shares on the exercise of the N Warrants;

               (b) In connection with the issuance or conversion of shares of preferred stock of the Company (except for a dividend or distribution by the Company with respect to Common Stock of preferred stock convertible into Common Stock).

               (c) In connection with the issuance of additional Warrant Shares or other securities on account of the anti-dilution provisions contained in or relating to the N Warrants:

               (d) In connection with the purchase or other acquisition by the Company of any shares of Common Stock, preferred stock, evidences of its indebtedness or assets, or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock; or

               (e) In connection with the sale or exchange by the Company of any shares of Common Stock, preferred stock, evidences of its indebtedness or assets; or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock.

     10.4 Preservation of Purchase Rights on Reclassification, Consolidation, Etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each Holder of an N Warrant shall have the right thereafter on payment of the Warrant Price in effect immediately prior to such action to purchase on exercise of each N Warrant the kind and amount of Warrant Shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had such N Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to the Holder of each N Warrant notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 10. The provisions of this subsection 10.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of Warrant Shares of stock or other securities or property receivable on exercise of N Warrants or with respect to the method employed and provided therein for any adjustments.

     10.5 Statement on N Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of Warrant Shares purchasable on the exercise of the N Warrants, N Warrants theretofore or hereafter issued may continue to express the same price and number and kind of Warrant Shares as are stated in the N Warrants initially issuable pursuant to this Agreement.

     11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of N Warrants. If more than one N Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable on the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares represented by the N Warrants so presented. If any fraction of a share would, except for the provisions of this section 11, be issuable on the exercise of any N Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current value of such fraction computed on the basis of (i) the highest closing bid price of the Common Stock, as reported by Nasdaq on the last business day prior to the date of exercise, (ii) the last reported sale price of the Common Stock on the national stock exchange on which the Common Stock is listed on the last business day prior to the date of exercise on which such a sale shall have been effected, if the Common Stock is listed on such an exchange, or (iii) if not quoted on Nasdaq or listed on an exchange, as reported on the Electronic Bulletin Board maintained by the NASD or, if not on the Electronic Bulletin Board, any other reliable medium of quotation.

     12. No Right as Shareholders; Notices to N Warrant Holders. Nothing contained in this Agreement or in the N Warrants shall be construed as conferring on the Holders or their transferees the right to vote or to receive dividends or to consent to or to receive notice as shareholders in respect of the meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

     13. Disposition of Proceeds on Exercise of N Warrants; Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to N Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of the Company's Warrant Shares through the exercise of such N Warrants. The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by Holders of N Warrants during normal business hours at its principal office in the city of Salt Lake City, state of Utah. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

     14. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the N Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such N Warrants so countersigned, and in case at that time any of the N Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such N Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent, and in all such cases, the N Warrant shall have the full force provided in the N Warrants and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the N Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver N Warrants so countersigned, and in case at that time any of the N Warrants shall not have been countersigned, the Warrant Agent may countersign such N Warrants either in its prior name or in its changed name, and in all such cases such N Warrants shall have the full force provided in the N Warrants and in this Agreement.

     15. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement on the following terms and conditions, by all of which the Company and the Holders of N Warrants, by their acceptance thereof shall be bound:

          15.1 The statements contained herein and in the N Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the N Warrants except as herein otherwise provided.

          15.2 The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the N Warrants to be complied with by the Company.

          15.3 The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act of any such attorneys, agents, or employees or for any loss to the Company resulting from such act, except for the negligence or bad faith of such attorneys, agents, or employees; provided, reasonable care shall have been exercised in the selection and continued employment thereof.

          15.4 The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          15.5 Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the president or a vice-president or the treasurer or the secretary of the Company and delivered to the Warrant Agent, and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance on such certificate.

          15.6 The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of its duties under the terms of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges, and other charges of any kind and nature incurred by the Warrant Agent in the execution of its duties under the terms of this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties under the terms of this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

          15.7 The Warrant Agent shall be under no obligation to institute any action, suit, or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of N Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the N Warrants may be enforced by the Warrant Agent without the possession of any of the N Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit, or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders of the N Warrants, as their respective rights or interests may appear.

          15.8 The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the N Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          15.9 The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for its own negligence or bad faith.

          15.10 The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder of any N Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document, or instrument reasonably believed by it to be genuine and to have been signed, sent, or presented by the proper party or parties.

          15.11 The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any N Warrant (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any N Warrant or as to whether any Warrant Shares (or other stock) will when issued be validly issued, fully paid, and nonassessable or as to the Warrant Price, or the number or kind or amount of Warrant Shares or other securities or other property issuable on exercise of any N Warrant.

          15.12 The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the chairman of the board or the president or a vice-president or the secretary or the treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     16. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of an N Warrant (who shall with such notice submit his N Warrant for inspection by the Company), then the Holder of any N Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank, trust company, or securities transfer agency, in good standing, incorporated under the laws of the states of Delaware, Nevada, or Utah, or of the United States of America. After appointment the successor warrant agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Failure to file any notice provided for in this section 16, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

     17. Identity of Transfer Agent. Forthwith on the appointment of any subsequent Transfer Agent for the Company's Warrant Shares, or any other shares of the Company's capital stock issuable on the exercise of the rights of purchase represented by the N Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

     18. Notices. Any notice pursuant to this Agreement by the Company or by the Holder of any N Warrant to the Warrant Agent, or by the Warrant Agent or by the Holder of any N Warrant to the Company, shall be in writing and shall be deemed to have been duly given if delivered or mailed certified mail, return receipt requested (a) if to the Company, to Foreland Corporation, Union Terrace Office Bldg., 12596 West Bayaud, Suite 300, Lakewood, Colorado 80226-2016, and
(b) if to the Warrant Agent, to Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

     Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders of N Warrants shall be in writing and shall be deemed to have been duly given if mailed, postage prepaid, to such Holders at their respective addresses as reflected on the books of the Warrant Agent.

     19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement, without the approval of any Holders of N Warrants, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provision of the N Warrants and which shall not adversely affect the interests of the Holders of the N Warrants. In this regard, but not by way of limitation, establishing an earlier date of exercise without a change in the expiration date of the N Warrants set forth in section 5 or extending the period for exercise without a change in the date on which the N Warrants are first exercisable set forth in section 5 shall not be deemed to adversely affect the interests of the Holders. As such, the board of directors of the Company and the Warrant Agent may at their discretion extend the exercise periods for the N Warrants.

     20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     21. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     22. Applicable Law. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the state of Nevada and for all purposes shall be construed in accordance with the laws of said state.

     23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and the Holders of the N Warrants any legal or equitable right, remedy, or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and the Holders of the N Warrants.

     24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     25. Captions. The captions of the sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

                                      FORELAND CORPORATION



                                      By:     /s/ N. Thomas Steele
                                         N. Thomas Steele, President




                                      ATLAS STOCK TRANSFER CORPORATION, as
                                           Warrant Agent



                                      By:     /s/ David Sorensen
                                         David Sorensen, President











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